SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 22, 2011 (November 17, 2011)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02          Termination of a Material Definitive Agreement

Item 3.03 below is incorporated herein by reference.

Item 3.03          Material Modification to Rights of Security Holders.

On November 17, 2011, the Board of Directors (the “Board”) of Dynegy Inc. (“Dynegy”), unanimously voted to terminate the Stockholder Protection Rights Agreement, dated as of November 22, 2010, as amended by Amendment No. 1, dated December 15, 2010, and Amendment No. 2, dated February 21, 2011 (as amended, the “Rights Plan”), by and between Dynegy and Mellon Investor Services LLC, as the Rights Agent.  The Rights Plan provided for a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of Dynegy held of record at the close of business on December 2, 2010, or issued thereafter.  Each Right entitled its registered holder to purchase from Dynegy, under the circumstances defined in the Rights Plan, one one-hundredth of a share of Participating Preferred Stock, par value $0.01 per share, for an exercise price as determined under the Rights Plan. Pursuant to the Rights Plan, immediately upon the action of the Board to elect to terminate the Rights, without any further action and without any notice, the right to exercise the Rights terminated, each Right is null and void and the Rights Plan expired.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: November 22, 2011	By:	/S/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

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